EXHIBIT 99.1

Earnings Release

July 27, 2017

Altice USA Reports Second Quarter 2017 Results1

•	Altice USA continues to grow at an accelerated pace with further customer service improvements, investment in an advanced fiber network, product innovation and margin expansion

•	Optimum is rated #1 in Customer Satisfaction and Customer Loyalty[2]; “Generation Gigaspeed” FTTH rollout progressing to deliver even higher quality of service and faster speeds

•	Suddenlink was rated the fastest Internet Service Provider in the U.S. for 2017[3]; 1 Gig markets now 62% of Suddenlink footprint

	Three Months Ended June 30,		Six Months Ended June 30,
($k)	2017	2016	2017	2016
	Actual	Actual	Actual	Actual

Revenue	$2,328,341	$823,501	$4,634,017	$1,451,090
Adjusted EBITDA[1]	994,036	359,204	1,935,771	621,933
Net loss	(474,790)	(282,129)	(550,978)	(422,877)
Capital Expenditures (accrued)	228,071	90,121	391,015	164,036

•	Revenue growth for Altice USA of +3.2% YoY in Q2 2017 (vs. +2.2% YoY in Q2 2016), excluding Newsday; reported revenue growth +0.6% YoY in Q2 2017 (vs. +2.0% YoY in Q2 2016)

•	Adjusted EBITDA for Altice USA grew +21.9% YoY in Q2 2017; Adjusted EBITDA margin increased 6.6 percentage points YoY to 42.7%

•	Adjusted EBITDA less capex (Operating Free Cash Flow4) for Altice USA grew +41.3% YoY in Q2 2017 (YTD 2017 OpFCF margin of 33.3% vs. 25.6% in FY 2016) showing very strong cash flow conversion

•
Optimum saw continued growth in unique residential B2C customer relationships with +2k net additions in Q2, in line with the level of last year excluding a certain event[5]; Suddenlink unique residential B2C customer relationship net losses of -14k in Q2, reflecting normal seasonality

•	Sixth straight quarter of customer service improvements

•	Successful $2.2bn IPO of Altice USA

Dexter Goei, Altice USA Chairman and Chief Executive Officer, said: "We continue to advance our strategy of offering a more robust and differentiated product portfolio to meet our customers' needs, while investing in innovation, superior service and a reliable network. We are very pleased with our performance so far and look forward to continuing to build the Company for the long-term. The second quarter was also marked by the successful execution of Altice USA's initial public offering, which provides the Company with greater flexibility and strategic optionality operating in a competitive industry.”
Q2 2017 Highlights

1Financial data for 2016 period is pro forma defined as results of Altice USA as if the Cablevision (Optimum) acquisition had occurred on 1/1/16, unless noted otherwise. All financials shown under U.S. generally accepted accounting principles (“GAAP”) reporting standard. See “Reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA less Capital Expenditures” on page 7 of this release. See also separate Altice N.V. Q2 2017 earnings release today for reconciliation to reported figures under IFRS reporting standard.
2Optimum ranks #1 among measured Cable Providers for both TV and Internet services according to the 2017 ACSI TV and ISP studies.
3According to PC Mag, Suddenlink ranks as the #1 Residential-Direct Internet Service Provider.
4Operating Free Cash Flow defined here as Adjusted EBITDA less capex (including accruals for capital).
5Adjusting for the impact from a strike at a competitor.

Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

alticeusa.com

Earnings Release

Altice USA IPO
On June 27, 2017, Altice N.V. (Euronext: ATC, ATCB, “Altice”) and Altice USA, Inc. (NYSE: ATUS, “Altice USA”), announced the closing of Altice USA’s initial public offering of 71,724,139 shares of its Class A common stock at a price to the public of $30.00 per share, including the underwriters full exercise of their option to purchase 7,781,110 shares to cover overallotments. Altice USA’s Class A common stock began trading on June 22, 2017, on the New York Stock Exchange under the symbol “ATUS”.
Network Investments to Enhance Broadband Speeds and Reliability
Altice USA continues to make progress on its FTTH network plans and remains on track with its previously stated targets to upgrade 100% of Optimum footprint and part of Suddenlink footprint over the next five years. The Company continues to believe the FTTH network will be more resilient with reduced maintenance requirements, fewer service outages and lower power usage, which is expected to drive further cost efficiencies in the business. This network should position Altice USA to satisfy anticipated demand for increasing speeds and support evolving technologies, such as the expected transition of mobile networks to 5G, and enable the Company to capture associated revenue growth opportunities.
In the Optimum footprint, the Company continues to upgrade speeds, now offering up to 450Mbps in some areas, and has seen an increasing number of customers upgrading their speed tiers with 90% of residential broadband gross additions taking download speed tiers of 100Mbps or higher at the end of Q2 2017 (37% of the residential customer base now take speeds of 100Mbps or higher).
In the Suddenlink market, the Company continues to roll out 1 Gigabit service, currently with 62% of the market having access to these faster speeds. Suddenlink was rated the fastest Internet Service Provider in the U.S. for 20176 with 64% of residential broadband gross additions taking speeds of 100Mbps or higher (44% of the residential customer base now take speeds of 100Mbps or higher).
On a blended basis, 79% of Altice USA’s residential broadband gross additions were taking download speeds of 100Mbps or higher with 39% of the total residential customer base taking 100Mbps or higher speeds as of the end of Q2 2017 (vs. 30% and 12% respectively at the end of Q2 2016). These upgrades have almost doubled YoY the average broadband speed taken by Altice USA’s customer base to 93Mbps at the end of Q2 2017 (from 52Mbps at the end of Q2 2016).
Customer Service Improvements
The Company’s network upgrades continue to be reflected in further improvements in customer service metrics, including a 20% YoY reduction in the number of technical service visits in H1 2017 vs. H1 2016 and a reduction in the number of technical service related calls of 19% YoY over the same period. This is the sixth straight quarter of customer service improvements since Altice took control of Suddenlink and the fourth straight quarter since taking control of Optimum. In fact, Optimum is rated #1 in Customer Satisfaction and Customer Loyalty7.
Altice USA also continues to improve customer service and achieve sales and marketing efficiencies through digitalization. The percentage of B2C gross adds achieved through online sales channels has increased to 18% for Optimum and 28% for Suddenlink as of the end of Q2 2017 (vs. 2% and 14% respectively in Q4 2015 before Altice took control of Optimum and Suddenlink).

6According to PC Mag, Suddenlink ranks as the #1 Residential-Direct Internet Service Provider.
7Optimum ranks #1 among measured Cable Providers for both TV and Internet services according to the 2017 ACSI TV and ISP studies.

Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

alticeusa.com

Earnings Release

Product and Service Innovations
Altice USA is bringing new innovations and service offerings to market. In the second quarter, the Company successfully launched for small and medium-sized businesses its hosted voice product developed on the backbone of Altice's Advanced Business Communications Platform, which was developed by Altice Labs. For residential customers, Altice USA expanded its customer service offerings, introducing a full suite of whole-home premium service products, including in-home installation of devices, remote technical support for mobile devices and computers, and device protection to provide customers with advanced levels of support and added value beyond the company's traditional 24/7 service for its TV, phone and internet products. In the second quarter, the Company also introduced its new home communications hub to customers as part of beta testing, and looks forward to introducing it more broadly in the coming months.
Commercial Rebranding
On May 23, 2017, Altice announced the transformation from a holding company with a collection of different assets and brands around the world, to a unified global group with one single brand - Altice. The Altice name, brand and new logo will replace the current commercial brands at each of Altice's operating companies, including Optimum and Suddenlink, and it is expected that the commercial brands will have completed the transition process by the end of the second quarter of 2018. The business brands will transition to Altice Business.
Content and Programming Partnerships
On May 25, 2017, Altice USA reached a multi-year partnership with Viacom that includes advanced advertising and content distribution agreements. This partnership combines Altice USA's unique audience data, multi-screen advertising platforms, measurement and analytics capabilities with Viacom's advanced advertising offerings to deliver local and national advertising across multiple screens, including TV, mobile, tablet and desktop. The content distribution arrangement includes an early carriage renewal of Viacom's premier networks in the Optimum system and the return of a number of Viacom networks in Suddenlink systems, as well as additional rights for the distribution of multi-platform, digital and next-generation Viacom content including select virtual reality and 4K for Altice USA's current and future customer offerings. This partnership reinforces Altice USA’s commitment to significantly enhance the video experience for all of its customers.
On May 17, 2017, Altice USA participated in a $19 million round of financing of Cheddar along with other strategic investors including Raine Ventures, Amazon, NYSE and Broad Video Ventures. Cheddar is the place for brands to reach young people interested in business, finance, technology and innovation with live video programming, covering news through the lens of the companies and executives driving changes in these areas.

Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

alticeusa.com

Earnings Release

Financial and Operational Review - Pro Forma
For quarter ended June 30, 2017 compared to quarter ended June 30, 2016

•	Revenue growth for Altice USA of +3.2% YoY in Q2 2017 to $2,328m (vs. +2.2% YoY in Q2 2016), excluding Newsday; reported revenue growth +0.6% YoY in Q2 2017 (vs. +2.0% YoY in Q2 2016)

o	Optimum revenue growth was +2.9% YoY in Q2 2017, excluding Newsday; a decline of -0.7% YoY on a reported basis

o	Suddenlink revenue growth +3.8% YoY.

•	Adjusted EBITDA for Altice USA grew +21.9% YoY in Q2 2017 to $994m (vs. +13.4% YoY in Q2 2016); Adjusted EBITDA margin increased +6.6 percentage points YoY to 42.7% (vs. 36.1% in Q2 2016):

o	Optimum Adjusted EBITDA growth of +28.6% YoY; Adjusted EBITDA margin increased +8.1 percentage points YoY to 40.8% (vs. 32.6% in Q2 2016);

o	Suddenlink Adjusted EBITDA growth +9.5% YoY; Adjusted EBITDA margin increased +2.5 percentage points YoY to 47.5% (vs. 45.0% in Q2 2016).

•
Capex for Altice USA was $228m in Q2 2017 representing 9.8% of revenue. Capex is expected to increase through H2 2017 and into 2018 towards the historical total annual capex before Altice took over Optimum and Suddenlink as the build phase of the FTTH rollout has now begun.

•	Operating Free Cash Flow for Altice USA grew +41.3% YoY in Q2 2017 to $766m (vs. +47.9% YoY in Q2 2016):

o	Optimum OpFCF growth of +56.9% YoY;

o	Suddenlink OpFCF growth +16.3% YoY.

•	Altice USA saw total unique residential B2C customer relationship net losses of -11k in Q2 2017, driven by normal seasonality at Suddenlink, with continued growth in B2C ARPU per unique customer:

o
Increased demand for higher speed broadband tiers at Optimum continues to drive growth in B2C ARPU per unique customer (+1.6% YoY). Optimum saw continued growth in unique residential B2C customer relationships with +2k net additions in Q2, including broadband RGU additions of +10k and -12k video RGU losses (all of which are broadly in line with the RGU growth in Q2 2016 of +16k unique customer additions, +23k broadband RGU additions and -2k video RGU losses when adjusted for the impact of a strike at a competitor);

o
Suddenlink’s increased sales of higher broadband speed tiers drove growth in ARPU per unique customer (+2.8% YoY). Suddenlink unique residential B2C customer relationship net losses of -14k in Q2 reflect normal seasonality (vs. -10k losses in Q2 2016) including broadband RGU losses of -8k and video RGU losses of -25k (vs. -2k broadband RGU losses and -25k video RGU losses in Q2 2016);

•
Altice USA’s programming costs increased +2.6% YoY in Q2 2017 due primarily to an increase in contractual programming rates, partially offset by the decrease in video customers. We continue to expect programming rates to increase by high single digits in 2017:

Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

alticeusa.com

Earnings Release

o	Optimum’s programming costs increased +2.8% YoY in Q2 2017 to $482m;

o	Suddenlink’s programming costs increased +1.8% YoY in Q2 2017 to $150m.

•	Altice USA’s advertising revenue grew +2.4% YoY in Q2, an increase compared to Q2 2016 (+1.6%) due primarily to increases in digital advertising revenue.

•
Net debt for Altice USA at the end of the second quarter was $21,336m, including the impact of total dividends in Q2 2017 of $840m (a total of $340m from Suddenlink, $500m from Optimum) and $193m accrued interest on the (now extinguished) shareholder loan paid prior to the IPO. Net debt was $21,370m pro forma for the partial repayment of the Cablevision 10.875% 2025 Senior Notes (funded by net primary equity proceeds from the IPO).

•
Altice USA’s blended weighted average cost of debt was 6.4% (6.9% for Optimum, 5.4% for Suddenlink) and the blended weighted average life was 6.1 years at the end of June 2017. This represents consolidated L2QA net leverage for Altice USA of 5.5x both pre- and post-IPO proceeds (5.7x on LTM basis). Net leverage for Optimum was 5.6x and 5.3x for Suddenlink at the end of June 2017 on L2QA basis (5.3x and 5.0x pre-dividend payments in Q2 2017 respectively).

Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

alticeusa.com

Earnings Release

Altice USA Consolidated Operating Results
(Dollars in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	2016	2017	2016	2016
	Actual	Pro Forma[1]	Actual	Actual	Pro Forma[1]	Actual
Revenue:
Residential:
Pay TV	$1,059,857	$1,062,240	$368,555	$2,131,218	$2,116,297	$648,291
Broadband	629,416	565,793	243,773	1,241,185	1,113,474	440,464
Telephony	208,451	220,081	59,216	419,324	441,093	98,951
Business services and wholesale	323,940	305,844	111,193	643,531	606,699	195,597
Advertising	92,748	90,538	29,288	172,716	169,902	50,175
Other	13,929	70,719	11,476	26,043	141,229	17,612
Total revenue	2,328,341	2,315,215	823,501	4,634,017	4,588,694	1,451,090
Operating expenses:
Programming and other direct costs	758,694	760,148	249,823	1,517,046	1,527,973	439,418
Other operating expenses	593,690	749,945	214,474	1,207,127	1,526,708	389,739
Restructuring and other expense	12,388	106,069	99,701	89,317	114,675	107,270
Depreciation and amortization	706,787	611,699	214,100	1,315,511	1,247,760	415,000
Operating income	256,782	87,354	45,403	505,016	171,578	99,663
Other income (expense):
Interest expense, net	(420,192)	(442,393)	(287,827)	(853,254)	(878,994)	(557,241)
Gain on investments, net	57,130	88,259	58,634	188,788	188,624	58,634
Loss on equity derivative contracts, net	(66,463)	(15,616)	(27,345)	(137,507)	(63,628)	(27,345)
Gain on interest rate swap contracts	9,146	40,241	40,241	11,488	40,241	40,241
Loss on extinguishment of debt and write-off of deferred financing costs	(561,382)	(19,948)	(19,948)	(561,382)	(19,948)	(19,948)
Other income (expense), net	1,121	2,827	6	897	4,872	17
Loss before income taxes	(723,858)	(259,276)	(190,836)	(845,954)	(557,255)	(405,979)
Income tax benefit (expense)	249,068	92,916	(91,293)	294,976	200,755	(16,898)
Net loss	(474,790)	(166,360)	(282,129)	(550,978)	(356,500)	(422,877)

Net loss (income) attributable to noncontrolling interests	(365)	364	364	(602)	364	364

Net loss attributable to Altice USA stockholders	$(475,155)	$(165,996)	$(281,765)	$(551,580)	$(356,136)	$(422,513)
Basic and diluted net loss per share	$(0.72)	$(0.26)	$(0.43)	$(0.84)	$(0.55)	$(0.65)

Basic and diluted weighted average common shares	659,145	649,525	649,525	654,362	649,525	649,525

Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

alticeusa.com

Earnings Release

Reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA less Capital Expenditures:
We define Adjusted EBITDA, which is a non-GAAP financial measure, as net income (loss) excluding income taxes, income (loss) from discontinued operations, other non-operating income or expenses, loss on extinguishment of debt and write-off of deferred financing costs, loss on interest rate swap contracts, gain (loss) on equity derivative contracts, gain (loss) on investments, interest expense (including cash interest expense), interest income, depreciation and amortization (including impairments), share-based compensation expense or benefit, restructuring expense or credits and transaction expenses.

We believe Adjusted EBITDA is an appropriate measure for evaluating the operating performance of the Company. Adjusted EBITDA and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in our industry. Internally, we use revenue and Adjusted EBITDA measures as important indicators of our business performance, and evaluate management's effectiveness with specific reference to these indicators. We believe Adjusted EBITDA provides management and investors a useful measure for period-to-period comparisons of our core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company's ongoing operating results. Adjusted EBITDA should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with GAAP. Since Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies.

We also use Adjusted EBITDA less Capital Expenditures (including accrued, but unpaid capital), or Operating Free Cash Flow, as an indicator of the Company's financial performance. We believe this measure is one of several benchmarks used by investors, analysts and peers for comparison of performance in the Company's industry, although it may not be directly comparable to similar measures reported by other companies.

Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

alticeusa.com

Earnings Release

	Altice USA
	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	2016	2017	2016	2016
	Actual	Pro Forma[1]	Actual	Actual	Pro Forma[1]	Actual
Net loss	$(474,790)	$(166,360)	$(282,129)	$(550,978)	$(356,500)	$(422,877)
Income tax expense (benefit)	(249,068)	(92,916)	91,293	(294,976)	(200,755)	16,898
Other expense (income), net	(1,121)	(2,827)	(6)	(897)	(4,872)	(17)
Gain on interest rate swap contracts	(9,146)	(40,241)	(40,241)	(11,488)	(40,241)	(40,241)
Loss on equity derivative contracts, net	66,463	15,616	27,345	137,507	63,628	27,345
Gain on investments, net	(57,130)	(88,259)	(58,634)	(188,788)	(188,624)	(58,634)
Loss on extinguishment of debt and write-off of deferred financing costs	561,382	19,948	19,948	561,382	19,948	19,948
Interest expense, net	420,192	442,393	287,827	853,254	878,994	557,241
Depreciation and amortization	706,787	611,699	214,100	1,315,511	1,247,760	415,000
Restructuring and other expenses	12,388	106,069	99,701	89,317	114,675	107,270
Share-based compensation	18,079	10,534	—	25,927	25,231	—
Adjusted EBITDA…………………………	$994,036	$815,656	$359,204	$1,935,771	$1,559,244	$621,933
Capital Expenditures (accrued)………….	228,071	273,624	90,121	391,015	500,123	164,036
Adjusted EBITDA less Capex (accrued)	$765,965	$542,032	$269,083	$1,544,756	$1,059,121	$457,897
Capital Expenditures (cash)………….	202,235	244,845	63,366	459,662	459,701	129,570

The following is the contribution from Newsday Media Group:

	Altice USA ($m)
	Three Months Ended June 30,	Six Months Ended June 30,
	2016	2016
Pro Forma Revenue	2,315.2	4,588.7
Less Newsday	58.4	110.4
Pro Forma Excluding Newsday	2,256.8	4,478.3

Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

alticeusa.com

Earnings Release

The following table sets forth certain customer metrics by segment (unaudited):

	June 30, 2017			March 31, 2017			June 30, 2016
	Cablevision	Cequel	Total Altice USA	Cablevision	Cequel	Total Altice USA	Cablevision	Cequel	Total Altice USA
	(in thousands, except per customer amounts)
Homes passed (a)	5,140	3,430	8,570	5,128	3,419	8,547	5,094	3,374	8,468
Total customers relationships (b)	3,151	1,753	4,904	3,148	1,765	4,913	3,143	1,726	4,869
Residential	2,889	1,648	4,537	2,887	1,661	4,548	2,882	1,628	4,510
SMB	262	106	367	261	103	365	261	98	359
Residential customers (c):
Pay TV	2,401	1,062	3,463	2,413	1,087	3,500	2,470	1,126	3,596
Broadband	2,646	1,358	4,004	2,636	1,366	4,003	2,604	1,306	3,909
Telephony	1,954	590	2,544	1,955	596	2,551	1,994	596	2,590
Residential triple product customer penetration (d):	64.3%	25.3%	50.1%	64.4%	25.4%	50.2%	66.1%	25.8%	51.6%
Penetration of homes passed (e):	61.3%	51.1%	57.2%	61.4%	51.6%	57.5%	61.7%	51.2%	57.5%
ARPU(f)	$156.00	$110.01	$139.25	$155.83	$110.00	$139.11	$153.52	$107.03	$136.67

(a)
Represents the estimated number of single residence homes, apartments and condominium units passed by the cable distribution network in areas serviceable without further extending the transmission lines. In addition, it includes commercial establishments that have connected to our cable distribution network. For Cequel, broadband services were not available to approximately 100 homes passed and telephony services were not available to approximately 500 homes passed.

(b)	Represents number of households/businesses that receive at least one of the Company's services.

(c)
Customers represent each customer account (set up and segregated by customer name and address), weighted equally and counted as one customer, regardless of size, revenue generated, or number of boxes, units, or outlets.  In calculating the number of customers, we count all customers other than inactive/disconnected customers.  Free accounts are included in the customer counts along with all active accounts, but they are limited to a prescribed group.  Most of these accounts are also not entirely free, as they typically generate revenue through pay-per-view or other pay services and certain equipment fees.  Free status is not granted to regular customers as a promotion.  In counting bulk residential customers, such as an apartment building, we count each subscribing family unit within the building as one customer, but do not count the master account for the entire building as a customer. We count a bulk commercial customer, such as a hotel, as one customer, and do not count individual room units at that hotel.

(d)	Represents the number of customers that subscribe to three of our services divided by total residential customer relationships.

Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

alticeusa.com

Earnings Release

(e)	Represents the number of total customer relationships divided by homes passed.

(f)
Calculated by dividing the average monthly revenue for the respective quarter (fourth quarter for annual periods) derived from the sale of broadband, pay television and telephony services to residential customers for the respective quarter by the average number of total residential customers for the same period.

Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

alticeusa.com

Earnings Release

Consolidated Net Debt as of June 30, 2017, breakdown by credit silo

Suddenlink (Cequel) - In $m	Actual	Actual	Coupon / Margin	Maturity
Sn. Sec. Notes	1,100	1,100	5.375%	2023
2026 SSN	1,500	1,500	5.500%	2026
New Term Loan - $1265m - 2025	1,265	1,265	L+2.250%	2025
Other Debt & Leases	2	2
Suddenlink Sec.Debt	3,867	3,867
Senior Notes due 2020	1,050	1,050	6.375%	2020
Senior Notes due 2021	1,250	1,250	5.125%	2021
Senior Notes/Holdco Exchange Notes	620	620	7.750%	2025
Suddenlink Gross Debt	6,787	6,787
Total Cash	(112)	(112)
Suddenlink Net Debt	6,675	6,675
Undrawn RCF[8]	350	350
WACD (%)		5.4%

8At June 30, 2017, $17m of the revolving credit facility was restricted for certain letters of credit issued on behalf of the Company and $333m of the facility was undrawn and available, subject to covenant limitations.

Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

alticeusa.com

Earnings Release

Cablevision (Optimum) - in $m	Actual	PF9	Coupon / Margin	Maturity
Guaranteed Notes (GN) - LLC	1,310	1,310	5.500%	2027
6.625% Guaranteed Notes Acq.- LLC	1,000	1,000	6.625%	2025
10.125% Senior Notes Acq. - LLC	1,800	1,800	10.125%	2023
10.875% Senior Notes Acq. - LLC	2,000	1,684	10.875%	2025
7.875% Senior Debentures - LLC	300	300	7.875%	2018
7.625% Senior Debentures - LLC	500	500	7.625%	2018
8.625% Senior Notes - LLC	526	526	8.625%	2019
6.750% Senior Notes - LLC	1,000	1,000	6.750%	2021
5.250% Senior Notes - LLC	750	750	5.250%	2024
New Term Loan $3,000m - 2025	3,000	3,000	L+2.250%	2025
Drawn RCF	650	650	L+3.250%	2021
Other Debt & Leases[10]	39	39
Cablevision New Debt /Total Debt LLC	12,875	12,559
8.625% Senior Notes - Corp	400	400	8.625%	2017
7.750% Senior Notes - Corp	750	750	7.750%	2018
8.000% Senior Notes - Corp	500	500	8.000%	2020
5.875% Senior Notes - Corp	649	649	5.875%	2022
Cablevision New Debt /Total Debt Corp	15,174	14,858
Total Cash	(507)	(156)
Cablevision Net Debt	14,667	14,701
Undrawn RCF[11]	1,650	1,650
WACD (%)		6.9%

9Pro forma gives effect for the partial repayment of the Cablevision 10.875% 2025 Senior Notes (funded by net primary equity proceeds from the IPO).
10Excludes $66m of notes payable related to collateralized debt
11At June 30, 2017, $91m of the revolving credit facility was restricted for certain letters of credit issued on behalf of the Company and $1,559m of the facility was undrawn and available, subject to covenant limitations.

Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

alticeusa.com

Earnings Release

Altice USA Pro Forma Net Leverage Reconciliation as of June 30, 2017

In $m
Altice USA	Suddenlink	Optimum	Altice US Inc	Pro Forma[9]
Gross Debt Consolidated	6,787	14,858	-	21,645
Cash	(112)	(156)	(7)	(275)
Net Debt Consolidated	6,675	14,701	(7)	21,370
LTM EBITDA GAAP	1,244	2,515		3,759
L2QA EBITDA GAAP	1,270	2,631		3,902
Net Leverage (LTM)	5.4x	5.8x		5.7x
Net Leverage (L2QA)	5.3x	5.6x		5.5x

In $m
Altice USA Reconciliation to Financial Reported Debt	Actual	Pro Forma[9]
Total Debenture and Loans from Financial Institutions	21,424	21,108
Unamortized Financing Costs	321	321
Fair Value Adjustments	175	175
Total Adjusted Value of Debenture and Loans from Financial Institutions	21,920	21,604
Other Debt & Capital Leases	41	41
Gross Debt Consolidated	21,961	21,645

Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

alticeusa.com

Earnings Release

Contacts
Chief Investor Relations Officer Altice NV
Nick Brown: +41 79 720 15 03 / nick.brown@altice.net

Chief Communications Officer Altice NV
Arthur Dreyfuss: +41 79 946 49 31 / arthur.dreyfuss@altice.net
Head of Communications Altice USA
Lisa Anselmo: +1 516 803 2362 / lisa.anselmo@alticeusa.com

About Altice USA

Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.

alticeusa.com